EXHIBIT 3.9

FORM LLC-1

7/2002

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

1010 Richards Street

Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810

ARTICLES OF ORGANIZATION FOR LIMITED LIABILITY COMPANY

(Section 428-203, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a limited liability company under the laws of the State of Hawaii, do hereby make and execute these Articles of Organization:

I

The name of the company shall be:

DB Online, LLC

(The name must contain the words Limited Liability Company or the abbreviation L.L.C. or LLC)

II

The mailing address of the initial principal office is:

98-030 Hekaha Street, Building 7, Suite 10, Alea, Hawaii 96701

III

The company shall have and continuously maintain in the State of Hawaii an agent and street address of the agent for service of process on the company. The agent may be an individual resident of Hawaii, a domestic entity, or a foreign entity authorized to transact or conduct affairs in this State, whose business office is identical with the registered office.

a.	The name of the company’s initial agent for process of service is:

	United Pet Group, Inc.	Delaware
	(Name of Registered Agent)	(State or Country)

b.	The street address of the initial registered office in this State is:

98-030 Hekaha Street, Building 7, Suite 10, Alea, Hawaii 96701

IV

The name and address of each organizer is:

John Heil, CEO; Thomas Kasvin, Treasurer,	President; Michael A. Wilson, Vice

CFO, President and Assistant Secretary;	President and Assistant Secretary.

John R. LeClaire, Secretary; Mark Stern	c/o United Pet Group, 463 Ohio Pike,

Vice President; Joseph A. Bussing, Vice	Suite 303, Cincinnati, OH 45255

FORM LLC-1

7/2002

V

The period of duration is (check one):

☒	At-will

☐	For a specified term to expire on:
(Month Day Year)

VI

The company is (check one):

☐	Manager-managed, and the names and addresses of the initial managers are listed below.
(Number of initial members: )

☒	Member-managed, and the names and addresses of the initial members are listed below.

United Pet Group, Inc.
463 Ohio Pike, Suite 303
Cincinnati, OH 45255

VII

The members of the company (check one):

☒	Shall not be liable for the debts, obligations and liabilities of the company.

☐	Shall be liable for some or all, as stated below, of the specified debts, obligations and liabilities of the company, and have consented in writing to the adoption of this provision or to be bound by this provision.

We certify, under the penalties set forth in the Hawaii Uniform Limited Liability Company Act, that we have read the above statements and that the same are true and correct.

Signed this 12th day of March, 2004

John Heil	Thomas Kasvin
(Type/Print Name of Organizer)	(Type/Print Name of Organizer)

/s/ John Heil	/s/ Thomas Kasvin
(Signature of Organizer)	(Signature of Organizer)

SEE INSTRUCTIONS PAGE. The articles must be signed and certified by at least one organizer of the company.

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